UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)  June 1, 2006


                    AEI INCOME & GROWTH FUND 26 LLC
      (Exact name of registrant as specified in its charter)


      State of Delaware           000-51823           41-2173048
(State or other jurisdiction  (Commission File      (IRS Employer
     of incorporation)             Number)        Identification No.)


      30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
               (Address of Principal Executive Offices)


                            (651) 227-7333
       (Registrant's telephone number, including area code)



  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written  communication  pursuant  to  Rule  425  under  the
      Securities Act (17 CFR 230.425)
[  ]  Soliciting  material  pursuant to  Rule  14a-12  under  the
      Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))


Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

        On June 1, 2006, the Company purchased a 55% interest in an Advance Auto store in Middletown, Ohio for $1,001,220 from Blue Bell Partners LLC, an unrelated third party. The property is leased to Advance Stores Company, Inc. under a Lease Agreement with a remaining primary term of 13.2 years, which may be renewed for up to three consecutive terms of five years. The Lease requires annual base rent of $71,679, which will increase 10% on July 22, 2014. The Lease is a triple net lease under which the tenant is responsible for all real estate taxes, insurance, maintenance, repairs and operating expenses of the property. The landlord is responsible for repairs to the structural components of the building, except for the roof, which is the tenant's responsibility. The remaining interest in the property was purchased by AEI Income & Growth Fund 24 LLC, an affiliate of the Company.

       The Company purchased the property with cash received from the sale of LLC Units. The store was constructed in 2004 and is a 6,880 square foot building situated on approximately .88 acres. The freestanding retail store is located at 65 North University Boulevard, Middletown, Ohio.

       Advance Auto Parts, Inc. reports that it conducts all of its operations through its wholly owned subsidiary, Advance Stores Company, Inc. As the parent company of the tenant, Advance Auto Parts does not guarantee the lease and is not responsible for any lease obligations. Advance Auto Parts, headquartered in Roanoke, Virginia, is the second-largest retailer of automotive aftermarket parts, accessories, batteries, and maintenance items in the United States, based on store count and sales. The Company serves both the do-it-yourself and professional installer markets. As of December 31, 2005, the Company operated 2,872 stores in 40 states, Puerto Rico, and the Virgin Islands. For the fiscal year ended December 31, 2005, Advance Auto Parts reported a net worth of approximately $920 million, net sales of approximately $4.3 billion, and net income of approximately $235 million. Advance Auto Parts is traded on the New York Stock Exchange under the symbol AAP and files reports with the SEC that are available on-line at the SEC's web site (www.sec.gov).

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (a) Financial statements of businesses acquired - Because the property is leased to a single tenant on a long-term basis under a triple net lease that transfers substantially all of the operating costs to the tenant, we believe that financial information about the tenant is more relevant than financial statements of the property. Financial information of the tenant is presented in the last paragraph of Item 2.01.

      (b) Pro forma  financial information - Not Applicable.  The
          LLC   commenced  operations  on  April  3,  2006   when
          subscription proceeds were released from escrow.

      (c) Exhibits.

          Exhibit 10.1 - Assignment and Assumption of Purchase and Sale Agreement dated May 24, 2006 between the Company, AEI Income & Growth Fund 24 LLC and AEI Fund Management, Inc. relating to the Property at 65 North University Boulevard, Middletown, Ohio.

          Exhibit 10.2 - Assignment and Assumption of Lease dated May 31, 2006 between the Company, AEI Income & Growth Fund 24 LLC and Blue Bell Partners, LLC relating to the Property at 65 North University Boulevard, Middletown, Ohio.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI INCOME & GROWTH FUND 26 LLC

                              By: AEI Fund Management XXI, Inc.
                                 Its:  Managing Member


Date:  June 5, 2006           /s/ Patrick W Keene
                              By: Patrick W. Keene
                                 Its:  Chief Financial Officer